INBRAND CORPORATION
                              1169 Canton Road
                              Marietta, GA 30066

                                                      September 10, 1996

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

Pursuant to the rquirements of the Securities and Exchange Act of 1934, we are transmitting herewith the attached Form 8-K.

Sincerely,

INBRAND CORPORATION

James R. Johnson

James R. Johnson, Senior Vice President and Chief Financial Officer


[TYPE]      8-K


                              UNITED STATES

                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C., 20549

                                Form 8-K

                              Current Report

Pursuant to Section 13 or 15(d) of The Securities and
Exchange Act of 1934

Date of Report (Date of earliest event reported):
               July 31, 1996

              INBRAND CORPORATION
(Exact name of registrant as specified in its charter)

     Georgia            0-22144              58-113677
(State or other        (Commission          (IRS Employer
jurisdiction of        File Number)         Identification No.)
incorporation)

     1169 Canton Road, Marietta, Georgia           30066
(Address of Principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:  (770)422-3036

                        INBRAND CORPORATION

Item 5    Other Events

On July 31, 1996, INBRAND Corporation ("INBRAND") through its new subsidiary INBRAND Europe, B.V. ("INBRAND Europe"), acquired Julian
T. Holding B.V., a Dutch company ("JTH"), upon execution of a definitive Contribution Agreement. This acquisition completes the transaction originally contemplated in the Master Agreement executed by the parties on February 20, 1996.

Under the terms of the Agreement, in exchange for all of the outstanding shares of JTH, Mr. Jan Van Grinsven, the sole shareholder of JTH, became a 4.95% shareholder of INBRAND Europe. Prior to this transaction, the management of JTH and Mr. Van Grinsven had assumed management positions with INBRAND France, S.A. (INBRAND France"), also a subsidiary of INBRAND Europe, as part of INBRAND'S plan to restructure the former Celatose operations acquired by INBRAND France in February, 1996.

JTH, based in Goirls, The Netherlands manufactures adult incontinence products and distributes these products, together with disposable baby diapers and related products, through its distribution operations in the Benelux countries, Norway and the United Kingdom. JTH's
Manufacturing operations are based in the United Kingdom.

                           INBRAND CORPORATION

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INBRAND CORPORATION

                                        By:/s/James R. Johnson
                                           James R. Johnson,Senior
                                           Vice President, Chief
                                           Financial Officer and
                                           Secretary

Dated:  September 10, 1996